HNI Corporation 408 East Second Street, Muscatine, Iowa 52761, Tel 563 272 7400, Fax 563 272 7347, www.hnicorp.com

News Release

For Information Contact:
Kurt A. Tjaden, Senior Vice President and Chief Financial Officer (563) 272-7400
Jack D. Herring, Manager, Investor Relations (563) 506-9783

HNI CORPORATION REPORTS EARNINGS
FOR THIRD QUARTER FISCAL YEAR 2016

MUSCATINE, Iowa (October 19, 2016) – HNI Corporation (NYSE: HNI) today announced sales for the third quarter ended October 1, 2016 of $584.6 million and net income of $33.8 million. GAAP net income per diluted share decreased 18 percent from the prior year quarter to $0.74. Non-GAAP net income per diluted share decreased 14 percent from the prior year quarter to $0.80. GAAP to Non-GAAP reconciliations follow the financial statements in this release.

Summary Comments
"Our markets continue to be dynamic in an uncertain economic environment. We are responding to these near-term challenges while maintaining focus on the long-term. Subsequent to the end of the quarter we announced the closure of an office furniture manufacturing facility in Orleans, Indiana.  The closure will result in $6.7M of cash expenses and cash savings of $6.9M annually once completed.  This is another step toward our previously announced plan to drive $35 to $40 million of structural costs savings by 2018. Our investments are generating strong financial returns and we continue to invest for long-term profitable growth," said Stan Askren, HNI Corporation Chairman, President and Chief Executive Officer.

Third Quarter - Financial Performance
(Dollars in millions, except per share data)
	Three Months Ended
	10/1/2016	10/3/2015	Change
GAAP
Net Sales	$584.6	$615.9	(5.1%)
Gross Profit %	37.9%	37.6%	30 bps
SG&A %	29.0%	27.7%	130 bps
Restructuring charges %	0.1%	0.0%	10 bps
Operating Income	$51.7	$61.1	(15.4%)
Operating Income %	8.8%	9.9%	-110 bps
Net Income %	5.8%	6.6%	-80 bps
EPS – diluted	$0.74	$0.90	(17.8%)

Non-GAAP
Gross Profit %	38.3%	38.0%	30 bps
SG&A %	28.7%	27.7%	100 bps
Operating Income	$56.0	$63.4	(11.6%)
Operating Income %	9.6%	10.3%	-70 bps
EPS – diluted	$0.80	$0.93	(14.0%)

Third Quarter Summary Comments

•
Consolidated net sales decreased $31.2 million or 5.1 percent to $584.6 million. Acquisitions and divestitures of small office furniture companies increased sales $9.4 million compared to the prior year quarter. On an organic basis, sales decreased 6.6 percent.

•	Gross profit increased 30 basis points compared to prior year driven by price realization, material cost and productivity partially offset by lower volume.

•	Selling and administrative expenses increased as a percentage of sales due to lower volume and the impact of acquisitions partially offset by lower freight costs and expense timing.

•
The Corporation recorded $1.1 million of restructuring costs and $1.6 million of transition costs in the third quarter in connection with previously announced facility closures and structural realignments. $2.3 million of these charges were included in cost of sales. Specific items incurred include severance, accelerated depreciation and production move costs. The Corporation also recorded $1.6 million of accelerated depreciation in the third quarter in conjunction with the announced charitable donation of a building.

Office Furniture – Financial Performance (Dollars in millions)
	Three Months Ended
	10/1/2016	10/3/2015	Change
GAAP
Net Sales	$454.9	$476.0	(4.4%)
Operating Profit	$44.7	$48.4	(7.6%)
Operating Profit %	9.8%	10.2%	-40 bps

Non-GAAP
Operating Profit	$46.1	$49.0	(6.1%)
Operating Profit %	10.1%	10.3%	-20 bps

•
Third quarter net sales decreased $21.0 million or 4.4 percent to $454.9 million. Sales for the quarter decreased in our North America contract and international businesses partially offset by an increase in our supplies-driven business. Acquisitions and divestitures of small office furniture companies increased sales $9.4 million compared to the prior year quarter. On an organic basis, sales decreased 6.4 percent.

•
Third quarter GAAP operating profit decreased 40 basis points due to lower volume partially offset by price realization, material costs and productivity and lower freight costs. Non-GAAP operating profit, which excludes structural realignments, declined 20 basis points.

Hearth Products – Financial Performance (Dollars in millions)
	Three Months Ended
	10/1/2016	10/3/2015	Change
GAAP
Net Sales	$129.7	$139.9	(7.3%)
Operating Profit	$19.1	$23.5	(18.7%)
Operating Profit %	14.7%	16.8%	-210 bps

Non-GAAP
Operating Profit	$20.5	$25.1	(18.5%)
Operating Profit %	15.8%	17.9%	-210 bps

•
Third quarter net sales decreased $10.2 million or 7.3 percent to $129.7 million. Sales for the quarter decreased in the new construction and retail pellet businesses, partially offset by an increase in retail wood/gas sales.

•
Third quarter GAAP operating profit declined 210 basis points due to lower volume partially offset by price realization. Non-GAAP operating profit, which excludes the impact of a previously announced facility closure, declined 210 basis points.

Outlook
"I remain confident in our strategies for profitable growth and maintain a positive long-term outlook while we manage through near term economic uncertainty. Our businesses are strong and well positioned to drive long-term shareholder value," said Mr. Askren.

The Corporation estimates sales to be down 1 to 4 percent in the fourth quarter over the same period in the prior year, including impacts of acquisitions and divestitures. Non-GAAP earnings per diluted share are anticipated in the range of $2.60 to $2.70 for the full year.

The Corporation estimates Non-GAAP earnings per diluted share for the full year 2017 will be in the range of $2.75 to $3.15 with consolidated net sales down 2 percent to up 2 percent, including the impacts of acquisitions and divestitures.

Conference Call
HNI Corporation will host a conference call on Thursday, October 20, 2016 at 10:00 a.m. (Central) to discuss third quarter fiscal year 2016 results. To participate, call 1-877-512-9166 – conference ID number 78965544. A live webcast of the call will be available on HNI Corporation’s website at http://www.hnicorp.com (under Investors – News Releases & Events). A replay of the webcast will be made available at this website address. An audio replay of the call will be available until Thursday, October 27, 2016, 10:59 p.m. (Central) by dialing 1-855-859-2056 or 1-404-537-3406 – Conference ID number 78965544.

About HNI Corporation
HNI Corporation is a NYSE traded company (ticker symbol:  HNI) providing products and solutions for the home and workplace environments. HNI is a leading global provider and designer of office furniture and the leading manufacturer and marketer of hearth products. We sell the broadest and deepest selection of quality office furniture solutions available to meet the needs of every customer through an extensive portfolio of well-known and trusted brands. Our hearth products are the strongest, most respected brands in the industry and include a full array of gas, electric, wood and biomass burning fireplaces, inserts, stoves, facings and accessories. More information can be found on the Corporation's website at www.hnicorp.com.

Forward-looking Statements

This release contains "forward-looking" statements based on current expectations regarding future plans, events, outlook, objectives and financial performance, expectations for future sales growth and earnings per diluted share (GAAP and non-GAAP). Forward-looking statements can be identified by words including “expect,” “believe,” “anticipate,” “estimate,” “may,” “will,” “would,” “could,” “confident” or other similar words, phrases or expressions. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Corporation's actual future results and performance to differ materially from expected results. These risks include but are not limited to: general economic conditions in the United States and internationally; unfavorable changes in the United States housing market; industry and competitive conditions; a decline in corporate spending on office furniture; changes in raw material, component or commodity pricing; future acquisitions, divestitures or investments; the cost of energy; changing legal, regulatory, environmental and healthcare conditions; the Corporation’s ability to successfully complete its business software system implementation; the Corporation’s ability to implement price increases; changes in the sales mix of products; the Corporation's ability to achieve the anticipated benefits from closures and structural alignment initiatives; and force majeure events outside the Corporation’s control. A description of these risks and additional risks can be found in the Corporation's annual and quarterly reports filed with the Securities and Exchange Commission on Forms 10-K and 10-Q. The Corporation undertakes no obligation to update, amend or clarify forward-looking statements.

HNI CORPORATION
Unaudited Condensed Consolidated Statement of Operations

(Dollars in thousands, except per share data)	Three Months Ended		Nine Months Ended
	10/1/2016	10/3/2015	10/1/2016	10/3/2015
Net sales	$584,629	$615,850	$1,622,204	$1,707,553
Cost of products sold	363,075	384,219	1,006,019	1,085,298
Gross profit	221,554	231,631	616,185	622,255
Selling and administrative expenses	169,495	170,371	496,920	506,354
Restructuring	399	172	2,057	(12)
Operating income	51,660	61,088	117,208	115,913
Interest income	80	110	221	318
Interest expense	1,091	1,733	4,096	5,689
Income before income taxes	50,649	59,465	113,333	110,542
Income taxes	16,837	18,619	38,652	37,367
Net income	33,812	40,846	74,681	73,175
Less: Net loss attributable to the noncontrolling interest	(1)	(2)	(4)	(30)
Net income attributable to HNI Corporation	$33,813	$40,848	$74,685	$73,205

Net income attributable to HNI Corporation common shareholders – basic	$0.76	$0.92	$1.68	$1.65
Average number of common shares outstanding – basic	44,547,375	44,263,027	44,412,310	44,327,608

Net income attributable to HNI Corporation common shareholders – diluted	$0.74	$0.90	$1.64	$1.61
Average number of common shares outstanding – diluted	45,844,566	45,402,537	45,488,067	45,516,521

Unaudited Condensed Consolidated Balance Sheet

	As of	As of
(Dollars in thousands)	10/1/2016	1/2/2016
Assets
Current Assets
Cash and cash equivalents	$27,335	$28,548
Short-term investments	7,400	4,252
Receivables	246,989	243,409
Inventories	150,690	125,228
Prepaid expenses and other current assets	32,615	36,933
Total Current Assets	465,029	438,370
Property, Plant and Equipment
Land and land improvements	30,077	28,801
Buildings	306,483	298,516
Machinery and equipment	535,968	515,131
Construction in progress	40,027	31,986
Gross Property, Plant, and Equipment	912,555	874,434
Less accumulated depreciation	543,221	533,275
Net Property, Plant, and Equipment	369,334	341,159
Goodwill	293,517	277,650
Deferred Income Taxes	1,606	—
Other Assets	231,572	206,746
Total Assets	$1,361,058	$1,263,925

Liabilities and Equity
Current Liabilities
Accounts payable and accrued expenses	$415,555	$424,405
Current maturities of long-term debt	21,091	5,477
Current maturities of other long-term obligations	4,777	6,018
Total Current Liabilities	441,423	435,900
Long-term Debt	215,800	185,000
Other Long-term Liabilities	75,584	76,792
Deferred Income Taxes	103,910	88,934

Parent Company Shareholders' Equity	524,000	476,954
Noncontrolling Interest	341	345
Total Shareholders' Equity	524,341	477,299
Total Liabilities and Shareholders' Equity	$1,361,058	$1,263,925

Unaudited Condensed Consolidated Statement of Cash Flows

	Nine Months Ended
(Dollars in thousands)	10/1/2016	10/3/2015
Net cash flows from (to) operating activities	$113,707	$58,402
Net cash flows from (to) investing activities	(114,722)	(80,901)
Net cash flows from (to) financing activities	(198)	12,971
Net increase (decrease) in cash and cash equivalents	(1,213)	(9,528)
Cash and cash equivalents at beginning of period	28,548	34,144
Cash and cash equivalents at end of period	$27,335	$24,616

Business Segment Data

	Three Months Ended		Nine Months Ended
(Dollars in thousands)	10/1/2016	10/3/2015	10/1/2016	10/3/2015
Net sales:
Office furniture	$454,946	$475,960	$1,270,398	$1,334,013
Hearth products	129,683	139,890	351,806	373,540
	$584,629	$615,850	$1,622,204	$1,707,553

Operating profit:
Office furniture	$44,729	$48,389	$109,396	$108,332
Hearth products	19,108	23,498	41,623	47,161
Total operating profit	63,837	71,887	151,019	155,493
Unallocated corporate expense	(13,188)	(12,422)	(37,686)	(44,951)
Income before income taxes	$50,649	$59,465	$113,333	$110,542

Depreciation and amortization expense:
Office furniture	$10,889	$10,644	$32,709	$31,284
Hearth products	3,034	2,166	9,012	6,171
General corporate	3,354	1,694	7,187	4,844
	$17,277	$14,504	$48,908	$42,299

Capital expenditures (including capitalized software):
Office furniture	$13,875	$19,590	$43,923	$45,989
Hearth products	1,957	2,798	8,969	7,195
General corporate	10,811	9,303	29,607	28,389
	$26,643	$31,691	$82,499	$81,573

			As of	As of
			10/1/2016	1/2/2016
Identifiable assets:
Office furniture			$797,458	$739,915
Hearth products			360,081	341,813
General corporate			203,519	182,197
			$1,361,058	$1,263,925

Non-GAAP Financial Measures

This earnings release includes certain non-GAAP financial information as defined by Securities and Exchange Commission Regulation G. Pursuant to the requirements of this regulation, reconciliations of this non-GAAP financial information to HNI’s financial statements as prepared in accordance with GAAP are included below and throughout this earnings release. HNI’s management believes providing investors with this information gives additional insights into HNI’s financial performance and operations. While HNI’s management believes that the non-GAAP financial measures herein are useful in evaluating HNI’s operations, this information should be considered supplemental and should not be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. In addition, these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes.

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures within this earnings release: organic sales, gross profit, operating income, operating profit, and net income per diluted share (i.e., EPS). These measures are adjusted from the comparable GAAP measures to exclude the after-tax impacts of the selected items as summarized in the table below. Non-GAAP EPS is calculated using HNI’s overall effective tax rate for the period.

The sales adjustments to arrive at our non-GAAP organic sales information included in this earnings release include the impacts of acquisitions and divestitures. The transactions excluded for purposes of our other non-GAAP financial information included in this earnings release include restructuring and transition costs and the accelerated depreciation in conjunction with the announced donation of a building. The restructuring and transition costs are costs incurred as part of the previously announced closure of the hearth manufacturing facility in Paris, Kentucky and structural realignments between office furniture facilities in Muscatine, Iowa. Specific items incurred include severance, accelerated depreciation and production move costs.

This earnings release also contains a forward-looking estimate of non-GAAP earnings per diluted share for the fiscal year. We provide such non-GAAP measures to investors on a prospective basis for the same reasons we provide them to investors on a historical basis. We are unable to provide a reconciliation of our forward-looking estimate of non-GAAP earnings per diluted share to a forward-looking estimate of GAAP earnings per diluted share without unreasonable efforts because certain information needed to make a reasonable forward-looking estimate of GAAP earnings per diluted share is highly variable and difficult to predict and estimate, and is dependent on future events which are uncertain or outside of our control. These may include unanticipated charges related to asset impairments (fixed assets, intangibles or goodwill), unanticipated acquisition related costs and other unanticipated nonrecurring items not reflective of ongoing operations. We expect the variability of these charges to have a potentially unpredictable, and potentially significant, impact on our GAAP earnings per diluted share.

HNI Corporation Reconciliation (Dollars in millions)
	Three Months Ended 10/1/2016			Three Months Ended 10/3/2015
	Office Furniture	Hearth	Total	Office Furniture	Hearth	Total
Sales as reported	$454.9	$129.7	$584.6	$476.0	$139.9	$615.9
% change from PY	(4.4)%	(7.3)%	(5.1)%

Less: Impact of Acquisitions and Divestitures	13.8		13.8	4.4	—	4.4

Organic Sales	$441.1	$129.7	$570.8	$471.5	$139.9	$611.4
% change from PY	(6.4%)	(7.3%)	(6.6%)

HNI Corporation Reconciliation (Dollars in millions, except per share data)
	Three Months Ended 10/1/2016
	Gross Profit	Operating Income	Tax	Net Income	EPS
As reported (GAAP)	$221.6	$51.7	$16.8	$33.8	$0.74
% of net sales	37.9%	8.8%		5.8%
Tax %			33.2%

Restructuring charges	$0.7	$1.1	$0.4	$0.8	$0.02
Charitable donation of building	$0.0	$1.6	$0.5	$1.1	$0.02
Transition costs	$1.6	$1.6	$0.5	$1.1	$0.02

Results (non-GAAP)	$223.9	$56.0	$18.3	$36.7	$0.80
% of net sales	38.3%	9.6%		6.3%
Tax %			33.2%

HNI Corporation Reconciliation (Dollars in millions, except per share data)
	Three Months Ended 10/3/2015
	Gross Profit	Operating Income	Tax	Net Income	EPS
As reported (GAAP)	$231.6	$61.1	$18.6	$40.8	$0.90
% of net sales	37.6%	9.9%		6.6%
Tax %			31.3%

Restructuring charges	$0.8	$1.0	$0.3	$0.7	$0.01
Transition costs	$1.3	$1.3	$0.4	$0.9	$0.02

Results (non-GAAP)	$233.7	$63.4	$19.3	$42.4	$0.93
% of net sales	38.0%	10.3%		6.9%
Tax %			31.3%

Office Furniture Reconciliation (Dollars in millions)
	Three Months Ended		Percent Change
	10/1/2016	10/3/2015
Operating profit as reported (GAAP)	$44.7	$48.4	(7.6%)
% of net sales	9.8%	10.2%

Restructuring charges	$0.1	$0.0
Transition costs	$1.2	$0.6

Operating profit (non-GAAP)	$46.1	$49.0	(6.1%)
% of net sales	10.1%	10.3%

Hearth Reconciliation (Dollars in millions)
	Three Months Ended		Percent Change
	10/1/2016	10/3/2015
Operating profit as reported (GAAP)	$19.1	$23.5	(18.7%)
% of net sales	14.7%	16.8%

Restructuring charges	$1.0	$0.9
Transition costs	$0.4	$0.7

Operating profit (non-GAAP)	$20.5	$25.1	(18.5%)
% of net sales	15.8%	17.9%